Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Java Detour, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Binninger
Name: Michael Binninger Title: Chief Executive Officer and Chairman of the Board

May 15, 2008

/s/ Ronald Sands
Name: Ronald Sands Title: Chief Financial Officer

May 15, 2008

A signed original of this written statement required by Section 906 has been provided to Java Detour, Inc. and will be retained by Java Detour, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.